                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 33-44802 and 333-36046) of Royal Appliance Mfg. Co. of our report dated February 12, 2003, relating to the financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 12, 2003, relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP


Cleveland, Ohio
March 21, 2003











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